Exhibit 10.1

                              MANAGEMENT AGREEMENT



         This Management Agreement ("Agreement", effective as of March 7, 2008, ("Effective Date") is entered into by and between Aspen Racing Stables, Inc., a Nevada corporation (herein referred to as the "Aspen") and Thoroughbreds, Inc., a Nevada corporation (herein referred to as the "Manager").

RECITALS

         WHEREAS, Aspen wishes to engage Manager to provide certain services to further the objectives and purposes of Aspen, and

         WHEREAS, Manager is willing and capable of providing the services desired by Aspen.

         NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

     1. Term of Agreement. Aspen hereby agrees to retain Manager to act in a management capacity to Aspen, and Manager hereby agrees to provide services to Aspen commencing immediately and ending eighteen (18) months after the date herein.

     2. Duties of Manager. Manager agrees that it will generally provide the following services, which shall include but not be limited to the services listed below, during the term specified in Section 1, above.

          a. Purchase at the OBS March 2008 Select horse sale auction an undetermined number of two year old thoroughbred race horses for an amount not to exceed $130,000.

          b. Train and provide all the upkeep of the horses in preparation to race at various race tracks.

          c. Manage the racing careers of the horses and make all the pertinent decisions.


     3. Compensation. For undertaking this engagement, and for other good and valuable consideration, Aspen agrees that Manager is to retain fifty percent (50%) of all net revenues it receives from the horse racing operations.

     4. Expenses. Manager agrees to pay all of the expenses incurred in conjunction of the horse racing operation.

     5. Status as Independent Contractor. Manager's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of Aspen. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Neither Aspen nor the Manager possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

     6. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

     7. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     8. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address provided to the other party.




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     9.   Amendment.  No provision of this  Agreement may be amended,  modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing duly signed by the signatories to this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties, pertaining to the subject matter hereof, and supersedes all prior or contemporaneous written or verbal agreements and understandings in connection with the subject matter hereof.

     11. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by the laws of the State of Texas without regard to its conflicts principles and the parties to this Agreement specifically consent to the jurisdiction of the courts of the State of Texas over any action arising out of or related to this Agreement.

     12. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

     13. Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the termination of this Agreement.

     14. Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which when so executed shall be an original and all such counterparts shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                 Client:
                 Aspen Racing Stables, Inc.


                 By: /s/ Trixy Sasnyiuk-Walt
                 ---------------------------
                 Name: Trixy Sasyniuk-Walt
                 Title: President

                 Manager:
                 Thoroughbreds, Inc.


                 By: /s/ Pam J. Halter
                 ---------------------
                 Name: Pam J. Halter
                 Title: President